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                                                                    Exhibit 23.1


               Consent of Ernst & Young LLP, Independent Auditors

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the VistaCare, Inc. 1998 Stock Option Plan; VistaCare, Inc. 2002 Non-Employee Director Stock Option Plan; and the VistaCare, Inc. 2002 Employee Stock Purchase Plan of our report dated February 14, 2003, with respect to the consolidated financial statements of VistaCare, Inc. included in the Annual Report (Form 10-K) for the year ended December 31, 2002.


                                        /s/ Ernst & Young LLP


Phoenix, Arizona
March 26, 2003